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                                                              February 25, 1998



USA Detergents, Inc.
1735 Jersey Avenue
North Brunswick, New Jersey 08902


                          RE: SECOND NOTE AND MORTGAGE


Ladies and Gentlemen:

         101 Realty Associates, L.L.C., a New Jersey limited liability company (the "Lender"), is pleased to advise that, subject to the terms and conditions listed below, it shall make a loan (the "Loan") to USA Detergents, Inc., a Delaware corporation (the "Company"), in the principal amount of $4,000,000, which Loan shall be secured in accordance with and subject to the terms hereof. Capitalized terms used herein are defined in Subsection H of this letter agreement (this "Agreement"), unless indicated herein.

A.       SECOND NOTE; SECOND MORTGAGE AND SECURITY
         AGREEMENT; HAZARDOUS SUBSTANCES INDEMNITY AGREEMENT

         1. Subject to the terms and conditions hereof, the Lender hereby agrees to make the Loan to the Company. The Loan shall mature on the Maturity Date and shall bear interest for the period from the Borrowing Date thereof to the date of payment in full thereof at the applicable interest rate per annum determined and payable as specified herein.

         2. The obligation of the Company to pay the principal of and interest on the Loan shall be evidenced by a Second Note duly executed and delivered by the Company substantially in the form of Exhibit A attached hereto (the "Second Note"). The Second Note shall (A) be payable to the order of the Lender, (B) be in a stated principal amount equal to $4,000,000, (C) mature on the Maturity Date and (D) be entitled to the benefits of this Agreement.

         3. The Loan shall bear interest on the unpaid principal amount thereof from the date such Loan is extended to the Company until such principal amount is paid in full at a rate per annum equal to nine and one-half percent (9.5%), before and after judgment, payable in accordance with the terms of the Second Note.

         It is the intention of the parties hereto to conform strictly to all applicable usury laws that are applicable to any party or to any of the transactions contemplated hereby or by any of the Related Documents. Accordingly, notwithstanding anything to the contrary in this Agreement or any of the Related Documents, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by any party hereunder or under the Related Documents or otherwise in connection with the transactions contemplated hereby or thereby shall under no circumstances exceed the maximum amount of interest that could lawfully be charged by such party under applicable law (the "Maximum Rate"), (ii) in the event that the maturity of any indebtedness evidenced by or payable pursuant hereto or to the Related Documents is accelerated for any reason, or in the event of any required or permitted payment or prepayment of all or any part of such indebtedness, then such consideration that constitutes interest as to any such indebtedness under applicable law may never include more than the maximum amount allowed by such applicable law, and (iii) if under any circumstances the aggregate amounts paid on any instruments prior to or incident to the final payment thereof include any amounts which by applicable law would be deemed interest in excess of the maximum amount allowed by such applicable law, interest theretofore paid shall be credited by the recipient on the principal of the affected indebtedness (or to the extent that the principal of such indebtedness shall have been or would thereby be paid in full, refunded by such recipient to the party entitled thereto).

         4. The Loan shall be secured by a second mortgage lien on certain real property located at 1600 Route One North, North Brunswick, New Jersey (the "Property") pursuant to the terms of a Second Mortgage and Security Agreement substantially in the form of Exhibit B attached hereto (the " Second Mortgage").

         5. At the closing of the Loan, the Lender and the Company shall enter into a Hazardous Substances Indemnity Agreement substantially in the form of Exhibit C attached hereto (the "Hazardous Substances Indemnity Agreement"), pursuant to which, among other things, the Company shall indemnify the Lender with respect to hazardous wastes on, in, under or affecting the Property.

         6. As soon as practicable following the Closing Date, the independent directors of the Company shall engage a qualified independent investment banking firm to evaluate the appropriate "equity kicker", which shall be in the form of warrants to purchase shares of Common Stock, to be issued to the Lender as additional consideration for the Loan and the Lender's guarantee with respect to the holder of a $5 million first mortgage lien on the Property. Such evaluation shall be based upon comparable transactions between unrelated third parties. The independent directors of the Company agree to evaluate and seriously consider the reasonable recommendations of such independent investment banking firm. The foregoing notwithstanding, the parties agree that any warrants to be issued to the Lender shall contain, among other things, standard anti-dilution protections, including protections against equity issuances by the Company at below the exercise price of the warrants and shall grant the Lender customary demand and piggyback registration rights with respect to the shares of Common Stock underlying the warrants.

B.       CONDITIONS PRECEDENT

         The making of the Loan shall be subject to the satisfaction of the following conditions precedent:

         (1) The Lender shall have received on or before the date hereof each of the following documents and instruments, each dated such date, in form and substance reasonably satisfactory to the Lender and its counsel:

                  (a) a certificate of the Secretary of the Company dated the date hereof, certifying that (A) attached thereto are true and complete copies of the resolutions of the Board of Directors of the Company or committee thereof authorizing the execution, delivery and performance by the Company of this Agreement, the borrowings hereunder by the Company and the execution, delivery and performance by the Company of the Second Note, the Second Mortgage and the Hazardous Substances Indemnity Agreement and such other Related Documents to which it is a party and (B) said resolutions are all the resolutions adopted by the Board of Directors of the Company or such committee in connection with the transactions contemplated thereby and are in full force and effect without modification as of such date;

                  (b) (A) a copy of the Certificate of Incorporation of the Company certified as of a recent date, but not more than 10 days prior to the date hereof, by the Secretary of the Company; (B) a certificate of the Secretary of State of the State of Delaware as to the due organization, existence and good standing of the Company as of a recent date; and (C) a certificate of the Secretary or Assistant Secretary of the Company dated the date of the Second Note, certifying
         (x) that attached thereto is a true and complete copy of its By-laws as in effect on the date of such certification, and (y) as to the incumbency and signatures of each of its officers executing this Agreement, the Secured Note, the Second Mortgage, the Hazardous Substances Indemnity Agreement and such of the other Related Documents to which it is a party;

                  (c) this Agreement, the Second Note, the Second Mortgage, the Hazardous Substances Indemnity Agreement and each of the other Related Documents duly executed by all the parties thereto (other than the Lender);

                  (d) an opinion of Fulbright & Jaworski L.L.P., counsel to the Company, substantially in the form of Exhibit D hereto;

                  (e) subject to the carve outs in paragraph C(3) below, such consents, approvals or acknowledgments with respect to such of the transactions hereunder as may be necessary or as the Lender or its counsel may reasonably deem appropriate;

                  (f) such other and further documents as the Lender and its counsel may have reasonably requested and all legal matters incident to this Agreement and the transactions contemplated hereby, shall be reasonably satisfactory to the Lender and its counsel.

         (2) As of the date hereof, the following statements shall be true and correct and the Lender shall have received a certificate of the Company signed on its behalf by a duly authorized officer of the Company, dated such date, stating that: (i) the representations and warranties contained in this Agreement and in the Related Documents are true and correct in all material respects on and as of such date before and after giving effect to the borrowing hereunder and to the application of the proceeds therefrom, as though made on or as of such date; and (ii) before and after giving effect to the borrowing hereunder, no Event of Default or Default shall have occurred or would result in such Event of Default.

         (3) Pryor, Cashman, Sherman & Flynn, special counsel to the Lender, shall have received payment of its reasonable fees and expenses incurred in connection with this Agreement, the Related Documents and the transactions contemplated hereby and thereby.

C.       REPRESENTATIONS AND WARRANTIES

         To induce the Lender to enter into this Agreement, the Company hereby represents and warrants to the Lender that:

         1. The Company (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) has the power and authority and the legal right, to own its property and to conduct the business in which it is currently engaged.

         2. The Company has the power and authority and the legal right, to make, deliver and perform this Agreement and the Related Documents, and any and all other documents related to this Agreement to which it is a party and to borrow hereunder and has taken all necessary action to authorize the Loan on the terms and conditions of this Agreement and the Second Note and to authorize the execution, delivery and performance of the Related Documents to which it is a party. Other than the consent of the New Jersey Economic Development Authority, Banque Nationale de Paris, Sanwa Business Credit Corp. and PNC Bank, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement and the Related Documents to which the Company is a party. This Agreement has been, and each of the Related Documents to which it is a party will be, duly executed and delivered by the Company. This Agreement constitutes, and each of the Related Documents to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         3. Other than with respect to the New Jersey Economic Development Authority, Banque Nationale de Paris, Sanwa Business Credit Corp. and PNC Bank, the execution, delivery and performance of this Agreement or any of the Related Documents to which the Company is a

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party, the borrowings hereunder and the use of the proceeds thereof will not conflict with or violate any Requirement of Law or Contractual Obligation of the Company and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

         4. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" or "margin securities" (within the meaning of Regulation U), none of the obligations or liabilities of the Company are secured, directly or indirectly, by "margin stock" or "margin securities", and no part of the proceeds of any extension of credit hereunder will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" of "margin securities", or in a manner which would breach or contravene any of Regulations G, T, U, or X.

         5. Except as set forth on Schedule 4.15 to the Amended and Restated Loan Agreement, dated the date hereof, between PNC Bank, National Association, and the Company, the Company has no subsidiaries.

D.       AFFIRMATIVE COVENANTS

         The Company hereby agrees that, so long as the Loan is outstanding or any other amount is owing to the Lender hereunder or under any of the Related Documents, the Company shall:

         1.       Furnish to the Lender:

                  (a) as soon as practicable and in any event within 45 days after the end of each fiscal quarter of the Company, consolidated statements of income and cash flow of the Company for such quarter and for the period from the current fiscal year to the end of such quarter and consolidated and consolidating balance sheets of the Company as at the end of such quarter, all in reasonable detail and certified by the chief financial officer of the Company as being a true and correct reflection in all material respects of the financial condition and results of operation of the Company on a consolidated and consolidating basis, subject to changes resulting from year-end adjustments and except as otherwise noted therein; and

                  (b) as soon as practicable and in any event within 90 days after the end of each fiscal year of the Company, audited consolidated statements of income and cash flow of the Company for such year, and audited consolidated balance sheets of the Company as at the end of such year, and setting forth, in each case, in comparative form, corresponding figures from the preceding fiscal year, all in reasonable detail, and reported upon by an independent accounting firm of nationally recognized standing whose certification shall be without qualification as to the scope of the audit or as to GAAP, and, as to the consolidating statements, certified by the chief financial officer of the Company;

         All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         2.       Furnish to the Lender:

                  (a) promptly upon receipt thereof, a copy of each other report (including, without limitation, each management and/or controller letter) submitted to the Company by independent accountants in connection with any annual, interim, or special audit of the books of the Company made by such accountants;

                  (b) immediately upon any material revision to any of the financial statements referred to in paragraph 1(b) above, such financial statements, as revised; and

                  (c) with reasonable promptness, such other information and data with respect to the Company as from time to time may be reasonably requested by the Lender.

         3.       Promptly give notice to the Lender of:

                  (a) the occurrence of any Default or Event of Default with respect to the Company;

                  (b) any litigation or proceeding which may exist at any time between the Company and any Governmental Authority; and

                  (c) any litigation or proceeding affecting the Company in which the amount reasonably determined to be at risk is $100,000 or more and not covered by insurance or in which injunctive or similar relief is sought.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

         4. Make any and all payments under this Agreement, the Second Note and the other Related Documents free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, taxes imposed on or in respect of its income (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, penalties and liabilities being hereinafter referred to as "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender, upon receipt of a certificate from the Lender (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this paragraph), the Lender receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         5. Not apply, directly or indirectly, any part of the proceeds of the Loan for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin security" as defined in Regulation U or for the purpose of reducing or retiring any Indebtedness which was originally incurred for any such purpose, or in violations of Regulation G, T, U or X.

         In addition to the foregoing affirmative covenants, the Company agrees to use its reasonable best efforts to (i) obtain, as soon as practicable following the Closing Date, a firm commitment from a qualified lender to loan a minimum of $9.0 million to the Company, secured by a first mortgage lien on the Property, (ii) close such mortgage loan as soon as reasonably practicable following the receipt of such a firm commitment and (iii) use the proceeds of such loan to repay all outstanding mortgage indebtedness (including the Loan) on the Property. If the Company, despite using its reasonable best efforts, is unable to obtain such a firm commitment within 60 days of the Closing Date, the Company will, upon the election of the Lender, engage an investment banker/broker to find a buyer of the Property, the purchase price of which shall be no less than $9.0 million and the proceeds of which shall be used to repay all outstanding mortgage indebtedness (including the Loan) on the Property.

E.       NEGATIVE COVENANTS

         The Company shall not pay any cash dividends on any shares of any class of securities of the Company existing on the date hereof until all principal and interest has been paid in full on the Second Note.

F.       EVENTS OF DEFAULT

         If an Event of Default shall occur under the Second Mortgage or if there shall be a material breach of any representation, warranty, covenant or agreement contained herein, which has not been cured within 10 days of receipt of notice from Lender of such material breach, then and in any such event, the Lender may, declare the entire unpaid balance of principal and unpaid interest on the Second Note to be immediately due and payable, whereupon the maturity of the then unpaid balance on the Second Note shall be accelerated and the principal and all interest accrued thereon shall forthwith become due and payable without presentment, demand, protest or notice of any kind, except as set forth herein, all of which are hereby expressly waived, anything contained herein or in the Second Note to the contrary notwithstanding, and the Lender may exercise and shall have any and all remedies accorded the Lender by law.

G.       MISCELLANEOUS

         1. In any action or other legal proceeding relating to this Agreement or the Related Documents, the Company (i) consents to the personal jurisdiction of any State or Federal court located in the State of New York, (ii) waives objection to the laying of venue, (iii) consents to service of process by registered or certified mail directed to the Company at the last address shown in the Lender's records relating to this Agreement and the Related Documents, with such service of process to be deemed completed five days after mailing,
(iv) waives any right to trial by
jury with respect to this Agreement or the Related Documents or to assert any counterclaim or setoff or recoupment or any defenses based upon a statute of limitations or upon a claim of laches, (v) waives its right to attack any final judgment that is obtained as a direct or indirect result of any such action, and (vi) consents to each such final judgment being sued upon in any court having jurisdiction. In any proceeding, a copy of this Agreement and the Related Documents kept in the Lender's course of business shall be admitted into evidence as an original.

         2. Any demand upon or notice to the Company, permitted or required hereunder shall be sufficient if deposited in the mails, postage prepaid, addressed to the Company at the address of the Company appearing at the beginning of this Agreement or at such other address as the Company may designate in writing received by the Lender as the address to which such demands, notices or other communications addressed to the Company shall be mailed or forwarded, and shall be effective five Business Days following such deposit. Any notice to the Lender shall be mailed certified or registered mail, return receipt requested, to the Lender at the address as the Lender may designate, and shall be effective when received by the Lender.

         3. All representations and warranties made by any party in this Agreement shall survive for a period of two (2) years following the date hereof.

         4. This Agreement and all Related Documents shall be binding upon the successor and assigns of the parties hereto and thereto.

         5. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the substantive law of the State of New York, without regard to its choice of law provisions.

H.        DEFINED TERMS

         "Borrowing Date": the Business Day on which the Lender makes the Loan the Borrower.

         "Business Day": a day other than a Saturday, Sunday or other day on which commercial Lender in New York City are authorized or required by law to close.

         "Closing Date": the date on which the conditions precedent set forth above shall be satisfied.

         "Common Stock": common stock of the Company, $.01 par value per share.

         "Company":  as defined herein.

         "Default": any of the events as set forth in Subsection F hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Dollars" and "$": dollars in lawful currency of the United States of America.

         "Event of Default": any of the events as set forth in Subsection F hereof, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "GAAP": generally accepted accounting principles in the United States of America in effect from time to time, as consistently applied.


         "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Hazardous Substances Indemnity Agreement": the Hazardous Substances Indemnity Agreement, dated as of the Closing Date, executed in favor of the Lender by the Company, substantially in the form attached hereto as Exhibit C.

         "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar debt instrument, (c) all obligations of such Person under financing leases, (d) all obligations of such Person in respect of acceptances (as defined in Section 3-410 of the UCC) issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

         "Loan": as defined herein.

         "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) of the Company or (b) the validity or enforceability of this Agreement or any of the Related Documents or the rights or remedies of the Lender hereunder or thereunder.

         "Maturity Date":  August 25, 1999.

         "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Property":  As defined herein.

         "Regulation G": Regulation G of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Regulation T": Regulation T of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Regulation X": Regulation X of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Related Documents": the Second Note, the Second Mortgage, the Hazardous Substances Indemnity Agreement and all other documents entered into in connection therewith.

         "Requirements of Law": as to any Person, the certificate of incorporation, by-laws, partnership agreement, or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer": the president, treasurer, secretary or any vice president of the Company, or, with respect to financial matters, the chief financial officer or treasurer of the Company.

         "Second Mortgage": the Second Mortgage and Security Agreement, dated as of the Closing Date, executed in favor of the Lender by the Company, securing the Loan, substantially in the form attached hereto as Exhibit B.

         "Second Note": the Second Note, dated as of the Closing Date, executed in favor of the Lender by the Company, evidencing the Loan, substantially in the form attached hereto as Exhibit A.

         Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Second Note or any certificate or other document made or delivered pursuant hereto.

         As used herein and in the Second Note, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company not defined above and accounting terms partly defined above, to the extent not defined, shall have the respective meanings given to them under GAAP.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                          101 REALTY ASSOCIATES, L.L.C.


                                          By: /s/Frederick Horowitz
                                             ---------------------------------
                                             Name:  Frederick Horowitz
                                             Title:  Managing Member




Acknowledged and agreed to by:

USA DETERGENTS, INC.



By: /s/Richard Coslow
    --------------------------------
     Name:   Richard Coslow
     Title:  Chief Financial Officer